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                                                                    Exhibit 4.11


               FORM OF SENIOR AUCTION RATE NOTE - SERIES 1998A1-5



THE INTEREST ON THIS SERIES 1998A1-5 NOTE IS NOT EXCLUDABLE FROM GROSS INCOME FOR FEDERAL INCOME TAX PURPOSES.


Registered                                                            Registered
No. J-1                                                              $__,000,000


                       STUDENT LOAN FUNDING 1998-A/B TRUST
                 STUDENT LOAN SENIOR ASSET-BACKED CALLABLE NOTE
                                 SERIES 1998A1-5
                                 (AUCTION RATE)


Dated: June __, 1999                                            CUSIP: 86387QAC8



Interest Rate: As Herein Provided         Legal Final Maturity: December 1, 2019

         Student Loan Funding 1998-A/B Trust, a common law (as opposed to statutory) trust created under the laws of the State of Delaware (herein called the "Issuer"), by Firstar Bank, National Association, not in its individual capacity, but solely as co-owner trustee of Student Loan Funding 1998-A/B Trust (the "Co-Owner Trustee"), hereby acknowledges itself indebted and, for value received, hereby promises to pay (but only out of the Trust Estate) to

                                   CEDE & CO.

or registered assigns, on the Legal Final Maturity stated above (subject to prior redemption referred to herein), the principal sum of

                        ________________ MILLION DOLLARS

in lawful money of the United States of America; and to pay interest thereon at the Series Interest Rate applicable for each Interest Accrual Period on the dates as provided herein (but only out of said Trust Estate) in like lawful money.

         This Series 1998A1-5 Note is one of a duly authorized issue of notes of the Issuer designated as "Student Loan Funding 1998-A/B Trust Student Loan Senior Asset-Backed Callable Notes, Series A-5 (Auction Rate)" in the aggregate original principal amount of $90,000,000 (the Registered Notes of this series herein referred to as the "Series 1998A1-5 Notes, and collectively with the Unregistered Notes of the Series, the "Series A-5 Notes"), initially issued pursuant to the authority granted to the Issuer in the Trust Agreement and the Second Amended and Restated Indenture of Trust and the Second Amended and Restated Terms Supplement thereto, each dated as of June 1, 1999 (collectively, the "Indenture"), each by and among the Issuer, Firstar Bank, National Association, not in its individual capacity, but solely in its capacity as the initial eligible lender trustee for the benefit of the Issuer (the "Initial Eligible Lender Trustee" and together with any other eligible lender trustee thereunder, each an "Eligible Lender Trustee"), and Firstar Bank, National Association, as indenture trustee (the "Indenture Trustee"). In connection with the sale and transfer of the Trust Estate to the Issuer by the Student Loan Funding LLC, a Delaware limited liability company (the "Original Issuer") and the assumption by the Issuer of all of the Original Issuer's obligations under Indenture of Trust, dated as of December 1, 1998 (the "Original Base Indenture"), and a Terms Supplement, dated as of even date with the Base Indenture (the "Original Terms Supplement"), the Original Base Indenture and Original Terms Supplement have been amended and restated by the First Amended and Restated Indenture of Trust and the First Amended and Restated Terms Supplement to the First Amended and Restated Indenture of Trust, respectively, each dated as of March 15, 1999 (collectively, the "First Restated Indenture"), and each by and among the Issuer, the Initial Eligible Lender Trustee and the Indenture Trustee. In connection with the consummation of the Exchange Offer, the First Restated Indenture has been amended and restated by the Indenture. The Series A-5 Notes are issued simultaneously and on a parity with the Student Loan Funding 1998-A/B Trust's




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$400,000,000 original principal amount Student Loan Senior Asset-Backed Notes,
Series A-3 (LIBOR Floating Rate) (the "Series A-3 Notes"), Student Loan Funding 1998-A/B Trust's $93,300,000 original principal amount Student Loan Senior Asset-Backed Callable Notes, Series A-4 (Auction Rate) (the "Series A-4 Notes"), and Student Loan Funding 1998-A/B Trust's $90,000,000 original principal amount Student Loan Senior Asset-Backed Callable Notes, Series A-6 (Auction Rate) (collectively with the Series A-3 Notes, the Series A-4 Notes and Series A-5 Notes, the "Series 1998A Notes") and simultaneously with and on a basis senior to Student Loan Funding 1998-A/B Trust's $54,500,000 original principal amount Student Loan Subordinate Asset-Backed Notes, Series B-3 (Fixed Rate) (collectively with the Series 1998A Notes, the "Notes"). References in this Series 1998A1-5 Note to the "Student Loan Funding 1998-A/B Trust" or to the "Issuer" shall mean the Co-Owner Trustee, not in its individual capacity, but solely as Co-Owner Trustee under the Trust Agreement.

         Reference is hereby made to the Indenture, a copy of which is on file with the Indenture Trustee, and to all of the provisions thereof, to all of which provisions the Holder of this Series 1998A1-5 Note, by acceptance hereof, hereby assents and agrees, for definitions of terms; the descriptions of and the nature and extent of the security for the Series A-5 Notes; the student loan purchase program being financed by the issuance of the Series A-5 Notes; the revenues and other assets pledged (the "Trust Estate") to the payment of the principal of and interest and any Carryover Interest on the Series A-5 Notes (subject to the prior rights of the Indenture Trustee to any realization from the Indenture Trustee's lien on and security interest in the Trust Estate for payment of its fees and expenses and the fees and expenses of each Eligible Lender Trustee); the nature and extent and manner of enforcement of the pledge; the conditions upon which the Indenture may be amended or supplemented with or without the consent of the Holders of the Directing Notes; the rights and remedies of the Holders of the Series A-5 Notes, including the limitations therein contained upon the right of a Holder to institute any suit, action or proceeding in equity or at law with respect hereto and thereto; the rights, duties and obligations of the Issuer, each Eligible Lender Trustee and the Indenture Trustee thereunder; the terms and provisions upon which the liens, pledges, charges, trusts, security interests, assignments and covenants made therein may be discharged at or prior to the maturity of this Series 1998A1-5 Note, this Series 1998A1-5 Note thereafter no longer being secured by the Indenture or being deemed to be outstanding thereunder; and for the other terms and provisions thereof.

         Words and terms used as defined words and terms in this Series 1998A1-5 Note and not otherwise defined herein shall have the meanings given them in the Indenture.

         The principal of and interest and Carryover Interest, if any, on the Series A-5 Notes are limited obligations of the Issuer payable only out of the Trust Estate, as and to the extent set forth in the Indenture, and are secured by a pledge of, lien on, security interest in and assignment of the Trust Estate, subject to the provisions of the Indenture permitting the application thereof for the purposes and on the terms and conditions set forth in the Indenture.

         THE INTEREST ACCRUAL PERIOD, THE APPLICABLE SERIES INTEREST RATE, THE METHOD OF DETERMINING THE SERIES INTEREST RATE ON EACH OF THE SERIES A-5 NOTES, THE DISTRIBUTION OF PRINCIPAL OF AND INTEREST AND CARRYOVER INTEREST, IF ANY, ON THIS SERIES 1998A1-5 NOTE AND REDEMPTION OF THIS SERIES 1998A1-5 NOTE WILL BE DETERMINED IN ACCORDANCE WITH THE TERMS, CONDITIONS AND PROVISIONS OF THE INDENTURE AND THE AUCTION AGENT AGREEMENT, TO WHICH TERMS, CONDITIONS AND PROVISIONS SPECIFIC REFERENCE IS HEREBY MADE, AND ALL OF WHICH TERMS, CONDITIONS AND PROVISIONS ARE HEREBY SPECIFICALLY INCORPORATED HEREIN BY REFERENCE.

         No covenant or agreement contained in this Series 1998A1-5 Note or in the Indenture shall be deemed to be a covenant or agreement of any officer, director, agent or employee of the Issuer in his or her individual capacity, and none of such officers, directors, agents or employees nor any person executing this Series 1998A1-5 Note on behalf of the Issuer shall be liable personally on this Series 1998A1-5 Note or be subject to any personal liability or accountability by reason of the issuance of this Series 1998A1-5 Note.

         If an Event of Default occurs, the principal of and interest on all Notes issued under the Indenture may be declared due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture and the rights and obligations of the Issuer, each Eligible Lender Trustee, the Indenture Trustee and the registered owner hereof may be modified or amended in the manner and subject to the conditions set forth in the Indenture.




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         Except when this Series 1998A1-5 Note is held in a Book-entry System, this Series 1998A1-5 Note is transferable by the registered owner hereof or its attorney duly authorized in writing at the principal corporate trust office of the Indenture Trustee, upon surrender of this Series 1998A1-5 Note, accompanied by a duly executed instrument of transfer in the form set forth herein, with signature guaranteed in a manner satisfactory to the Indenture Trustee, subject to such reasonable regulations as the Issuer or the Indenture Trustee may prescribe, and upon payment of any tax, fee or other governmental charge incident to such transfer. Upon any such transfer there shall be issued in the name of the transferee a new fully registered Series 1998A1-5 Note or Series 1998A1-5 Notes of Authorized Denominations of the same aggregate principal amount and date as this Series 1998A1-5 Note. The person in whose name this Series 1998A1-5 Note is registered shall be deemed the owner hereof for all purposes, and the Issuer, the Indenture Trustee and any other designated Authenticating Agent shall not be affected by any notice to the contrary.

         The Series A-5 Notes are issuable only as fully registered notes in Authorized Denominations. Except when this Series 1998A1-5 Note is held in a Book-entry System and subject to the limitations and upon payment of the charges, if any, provided in the Indenture, Series 1998A1-5 Notes may be exchanged at said office of the Indenture Trustee for a like aggregate principal amount of Series 1998A1-5 Notes of the same date and series of other Authorized Denominations.

         In any case where the date fixed for the payment of principal of or interest or Carryover Interest on this Series 1998A1-5 Note shall not be a Business Day, then payment of such principal or interest or Carryover Interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date fixed for the payment thereof.

         It is hereby certified, recited and declared that all acts, conditions and things required to have happened, to exist and to have been performed precedent to and in the issuance of this Series 1998A1-5 Note and the issue of which it is one, have happened, exist and have been performed in regular and due time, form and manner as required by law; and that this Series 1998A1-5 Note and the issue of which it is one do not exceed any limitations of indebtedness prescribed by law or otherwise applicable to the Issuer.

         This Series 1998A1-5 Note shall not be entitled to any benefit under the Indenture, or become valid or obligatory for any purpose, until the certificate of authentication and registration hereon endorsed shall have been signed by the Indenture Trustee or the Authenticating Agent.

         This Series 1998A1-5 Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Ohio.

                  IN WITNESS WHEREOF, the Issuer has caused this Series 1998A1-5 Note to be executed in its name and on its behalf by the facsimile signatures of the undersigned authorized officers of the Issuer.


                      STUDENT LOAN FUNDING 1998-A/B TRUST,
                     By Firstar Bank, National Association,
        not in its individual capacity, but solely as co-owner trustee of
                      Student Loan Funding 1998-A/B Trust,



BY: [facsimile signature]                       BY: [facsimile signature]
   ---------------------------                     -------------------------
Title:                                          Title:
      ------------------------                        ----------------------






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            [FORM OF CERTIFICATE OF AUTHENTICATION AND REGISTRATION]



                  This is one of the Series 1998A1-5 Notes described in the within mentioned Indenture, and has been registered this date:





Date of Registration and Authentication:  June __, 1999



                                 FIRSTAR BANK, NATIONAL ASSOCIATION,
                                 as Indenture Trustee



                                 By ____________________________________
                                            Authorized Signatory



                        [Form of Assignment for Transfer]



         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________ (Tax Identification or Social Security Number:
_______________) the within Student Loan Senior Asset-Backed Callable Note, Series 1998A1-5 (Auction Rate), of Student Loan Funding 1998-A/B Trust, and hereby irrevocably constitutes and appoints _______________ attorney to transfer said Note on the registry books kept by the Indenture Trustee for that purpose with full power of substitution in the premises.



Dated_______________                              ______________________________
                                                  Signature


Signature Guarantee:____________________________________




         NOTE: The signature to the assignment must correspond to the name as written on the face of this Note in every particular, without any alteration or change whatsoever.





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